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MASTER LEASING PROGRAM AGREEMENT

This Master Leasing Program Agreement ("Agreement") is entered into as June 9, 1995, by and between TEC America, Inc., a California corporation, having a business office located at 4401-A Bankers Circle, Atlanta, Georgia 30360 ("TEC") and Walnut Equipment Leasing Co., Inc., a Delaware corporation, having a business office located at 101 West City Avenue, Suite 2128, P.O. Box 1050, Bala Cynwyd, Pennsylvania 19004.

RECITALS

WHEREAS, TEC is engaged in the distribution of electronic cash registers, point of sale systems, scale and scale systems, and bar code printers bearing the "TEC" trademark (the "Products"), which Products are sold to the end users thereof through a network of independent TEC authorized distributors and dealers (individually, "Dealer" and collectively, "Dealers"), and TEC is the owner of the trade name "TEC America" used in connection with its distribution of the Products; and

WHEREAS, TEC and the Dealers desire to offer their customers (individually, "Customer" and collectively, "Customers") the opportunity to lease, rent and/or use the Products and TEC desires to offer Walnut the opportunity to enter into lease agreements related thereto and/or other agreements (individually, "Contract" and collectively, "Contracts") with such Customers for the Products; and

WHEREAS, Walnut wishes to enter into Contracts with Customers on a private label basis using the name "TEC America" or any other name TEC authorizes in writing (TEC America Leasing"), but identifying the lessor as Walnut.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

                                  ARTICLE ONE
                      Documentation and Use of Trade Name

1.1 FORM OF CONTRACTS. All Contracts with the Customers and documentation related to the Contracts shall be prepared by Walnut and shall include the Trade Name. TEC shall have the right to review and approve the standard form of the Contracts and such documentation.

1.2 USE OF TRADE NAME. TEC agrees to permit Walnut to use the Trade Name as both a fictitious business name and service mark, on a non-exclusive and non-transferable basis, for the limited purpose of leasing and promoting the leasing of the Products to the Customers pursuant to Contracts; provided, however, such use shall be in strict accordance with TEC policies and Walnut shall promptly change the manner of such use if requested to do so by TEC. The use of the Contracts and the use of the Trade Name shall only be in connection with the Products and related products. The Trade Name shall not be used with respect to any products produced or distributed by any entity under a trademark other than "TEC" except to the extent such products constitute related products and have been approved in writing by TEC.

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1.3  WALNUT ACKNOWLEDGEMENTS.  Walnut acknowledges the exclusive right, title and interest held by TEC in and to the trademark "TEC" and in and to the Trade Name; and agrees to not do or cause any act or thing contesting or impairing TEC's rights in the trademark "TEC" and in the Trade Name, either during the term of this Agreement or thereafter Walnut further acknowledges that upon the expiration or termination of this Agreement, Walnut shall immediately discontinue its use of the Trade Name and shall not thereafter use any marks or names which are, or any part of which are, confusingly similar thereto, for any future leases, not withstanding any schedules.

                                  ARTICLE TWO
                            Acceptance of Contracts

2.1 CONDITIONS PRECEDENT TO ACCEPTANCE OF A CONTRACT. The obligation of Walnut to accept any Contract shall be subject to the satisfaction of the following conditions precedent:

2.2
a. Walnut's receipt of all required credit-information and Contract documents deemed necessary by Walnut, including, but not limited to, UCC-1 Financing Statements and advance payments;

b.  Walnut's credit approval of the Customer;

c. Walnut's confirmation that the Customer has accepted the Products or waived its right to do so, as in the case of a Contract with progress payments; and

d. The seller of the Products (i.e., TEC or the relevant Dealer, as applicable) shall have performed and complied in all material respects with all covenants, agreements and conditions, if any, which are required to be performed or complied with by such seller as of or prior to the date Walnut accepts the Contract.

                                 ARTICLE THREE
                         Representations and Warranties

3.1 MUTUAL REPRESENTATIONS AND WARRANTIES. Walnut and TEC each represents and warrants to the other as follows:

a. It is a duly organized and validly existing corporation and has full power to enter into this Agreement and to carry out the transactions contemplated hereby and is in good standing in the state of its incorporation;

b. The execution and delivery of this Agreement and the performance by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a legal, valid and binding obligation enforceable in accordance with its terms; and

c. Each party has all governmental approvals, permits, certificates, inspections, consents and franchises necessary to conduct its respective business, substantially as now conducted, and to own or finance and operate its properties as now owned, financed or operated by it, except where the failure to obtain any of the foregoing does not materially and adversely impair the ability of each to operate its business or to perform its obligations under this Agreement.

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3.3  REPRESENTATIONS AND WARRANTIES OF WALNUT.  Walnut represents and warrants to TEC that as of the date each Contract is accepted by Walnut and thereafter as follows:

a. Walnut and its agents and employees have not made and will not make any misrepresentations or false claims with respect to the Contract or the Products and have not committed and will not commit any fraudulent act or activity in connection with the execution and performance of the Contract.

b. The conduct of Walnut in processing any Contract application, including the granting or denial of credit, and the servicing of the Contract has not violated and will not violate in any material respect any federal or state law, rule or regulation.

c. Walnut has and will conduct all of its activities relative to the Customer, any guarantor, and the Contract, including without limitation, the collection of payments due thereunder, reasonably, fairly, and in good faith, and otherwise in such manner as to reflect favorably upon the name and reputation of TEC.

                                  ARTICLE FOUR
                           Limitations of Warranties

4.1 Products supplied to Walnut by TEC or the Dealers is warranted only in accordance with the manufacturer's written warranty to consumers (the "Manufacturer's Warranty"), which Manufacturer's Warranty will be supplied to Walnut for distribution to Customers and which may be amended or modified from time to time only by notice from TEC.

OTHER THAN THE WARRANTY CONTAINED IN THE MANUFACTURER'S WARRANTY, TEC DISCLAIMS ANY OTHER WARRANTY, EXPRESS OR lMPLIED, lNCLUDlNG BUT NOT BY WAY OF LlMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE. TEC ASSUMES NO RESPONSIBlLITY AND DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THIRD PARTY SOFTWARE PROVIDED OR RECOMMENDED FOR USE WITH THE PRODUCTS, lNCLUDlNG BUT NOT BY WAY OF LIMITATION, THE WARRANTIES OF MERCHANTABLITY AND FITNESS FOR ANY PARTICULAR PURPOSE. TEC DISCLAIMS ANY LIABILITY FOR lNDIRECT, lNCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSSES, COSTS OR EXPENSES OF ANY KIND SUFFERED BY WALNUT, THE CUSTOMERS OR ANY
THIRD PARTY.

                                  ARTICLE FIVE
                               Contract Servicing

5.1 SERVICING OF CONTRACTS. Walnut shall designate a team of specialists in pricing, application processing, credit evaluation, documentation, administration, collections and asset management to fulfill Walnut's obligations hereunder. Walnut shall ensure that the Contracts are serviced in a professional manner.

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5.2  ACCESS TO TEC'S SALES ORGANIZATION.  To the extent reasonably necessary to allow Walnut to more effectively market the Contracts, TEC agrees to provide Walnut with the names of all sales representatives, manufacturers representatives, wholesalers, distributors, Dealers, branch offices, suppliers, vendors and employees of TEC as TEC, in its sole and absolute discretion, determines appropriate. Such names shall be provided to Walnut solely for the purpose of Walnut contacting such persons or entities for the purpose of acquainting them with using leasing as a sales tool to increase sales of the Products and for no other purpose, and such information shall be used by Walnut solely during the term of this Agreement.

5.3 NONEXCLUSIVE. Walnut acknowledges that neither TEC nor its Dealers shall at any time be required to refer their Customers to TEC and that TEC and its Dealers may at any time refer their customers to any competitor of Walnut.

5.4 PORTFOLIO REPORTS. During the term of this Agreement, Walnut shall provide monthly reports to TEC which detail the status of consumated transactions, including each Customer's name, Dealer's name and address, which Dealer is involved, the number, type and equipment cost of the Products, and upon request, Walnut will provide accounting information (i.e., location of equipment, structure of transaction, factors and percentages).


                                  ARTICLE SIX
                                Indemnification

6.1  Indemnification.

a. TEC agrees to indemnify and hold harmless Walnut and its affiliates, subsidiaries, employees, officers and agents (collectively, the "Walnut Indemnitees") from any and all losses, claims, liabilities, demands and expenses whatsoever including without limitation reasonable attorneys' fees (all the aforesaid collectively, "Losses") sustained by the Walnut Indemnitees in connection with or in any way related to the breach by TEC of any of its covenants, agreements, warranties and representations contained in this Agreement.

b. Walnut agrees to indemnify and hold harmless TEC and its affiliates, subsidiaries, employees, officers, and agents (collectively, the"TEC Indemnitees") from any Losses sustained by the TEC Indemnitees in connection with or in any way related to (i) any breach by Walnut of any of its covenants, agreements, representations or warranties contained in this Agreement and (ii) any claims related to or in respect of Walnut's use of the Trade Name, any Contract or any proposed Contract; provided, however, to the extent any such claim arises as a result of a breach of any Manufacturer's Warranty then such claim shall not be indemnifiable by Walnut to such extent.

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                                 ARTICLE SEVEN
                                Confidentiality

7.1  Confidentiality.

a. PPOCEDURES. All information transmitted by one party to the other during the existence of this Agreement or obtained by one party from or through the other party pursuant to this Agreement, whether in written or oral form, shall be deemed confidential ("Confidential Information"), shall not be used except for purposes of this Agreement, and shall not be disclosed to anyone other than employees or independent contractors of the recipient. The recipient shall undertake to safeguard the Confidential Information, including without limitation implementing the following procedures to preserve the confidentiality of Confidential Information:

i. It shall limit access to Confidential Information to those who have need to such access; and

ii. It shall inform those who use or otherwise have access to the Confidential Information that they shall maintain such information as confidential.

b. Excluded Information. Section 7.1 shall not apply to information if such information is:

i. Known to the recipient, as shown by its pre-existing written records, prior to the time of receipt of such information under this Agreement;

ii. Publicly available other than through the fault of the recipient or its employees or independent contractors; or

iii. Made available to the recipient from a source under no duty of confidentiality to the transmitting party.

7.2 WALNUT ACKNOWLEDGEMENTS. Walnut acknowledges its responsibility for any breach hereof by virtue of the acts or omissions of its employees or independent contractors, and of its obligation to remedy any such breach. Walnut further acknowledges that in the event of any unauthorized use or disclosure of TEC Confidential Information or the threat thereof, injunctive relief would be the appropriate remedy available to TEC.

                                 ARTICLE EIGHT
                              Seller; Remarketing

8.1 SELLER. The parties contemplate that in most cases the Products will be sold to Walnut by the Dealers and that in any case Walnut shall have no recourse or claim against TEC with respect to the Products or the Contracts, except to the extent of any Manufacturer's Warranty as provided in Section 4.1 hereof .With respect to those Customers that TEC deals with directly, such as government accounts, OEM accounts, major retail accounts, value added resellers, cooperative marketing opportunity vendors and others, and in the event that TEC agrees to directly sell the Products to Walnut, the Products shall be sold to Walnut pursuant to the sales agreement in the form of Exhibit

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A attached hereto ("Sales Agreement"). With respect to sales of Products pursuant to any such Sales Agreement, TEC shall have no liability or responsibility to Walnut except as expressly set forth in this Agreement or in such Sales Agreement. In the event of any inconsistency between the terms of this Agreement and the terms of the Sales Agreement, the parties agree that the terms of this Agreement shall be controlling.

8.2 REMARKETING. TEC is not required or responsible to assist Walnut in remarketing (including reselling or releasing) or to itself remarket any of the Products upon the expiration or termination of any Contract; nor is TEC required or responsible to repurchase any of the Products upon the expiration or termination of any Contract.

                                  ARTICLE NINE
                               General Provisions

9.1 INDEPENDENT CONTRACTORS. Walnut and TEC are separate and independent entities, who have entered into this Agreement for independent business reasons. Neither Walnut nor TEC have acted, act, or shall be deemed to have acted or act, as an agent for or joint venturer or partner with the other.

9.2 DEALERS. Walnut hereby acknowledges that TEC and the Dealers are separate and independent entities and the Dealers shall not be deemed to act as the agents for TEC or Walnut. TEC shall have no liability or responsibility for any obligation of, representation, warranty or statement made by, or any action or inaction, of any Dealer to Walnut or to the Customers.

9.3 TERM AND TERMINATION. This Agreement shall be deemed effective upon execution by Walnut and TEC. The terrn of this Agreement shall continue from such effective date for one (1) year and shall automatically renew for additional one-year periods unless earlier terminated by TEC or Walnut as provided herein. TEC may terminate this Agreement at will, at any time during the initial term or any renewal thereof, in its sole and absolute discretion, by giving Walnut at least twenty four (24) hours written notice of such termination. In the event of a material default hereunder, Walnut may terminate this Agreement upon sixty [60] days prior written notice of such material default to TEC provided such material default has not been cured within said time frame.

9.4 SURVIVAL. The obligations and agreements set forth in Sections 1.3, 4.1, 6.1, 7.1 and 7.2 shall survive for an indefinite period after the termination or expiration of this Agreement.

9.5 ASSIGNABILITY. The rights and obligations of the parties hereunder may not be assigned or transferred without the prior written consent of the other party. Walnut may not assign or transfer its rights and obligations under any of the Contracts without the prior written consent of TEC.

9.6 NOTICES. Notices under this Agreement shall be deemed to have been given if mailed, postage prepaid, by registered or certified mail, return receipt requested, or delivered by courier service to the other party at the address stated below or such other address as such party may have provided by written notice. In addition to written notice, the parties shall endeavor to provide notices via facsimile transmission.

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If to Walnut:   Walnut Equipment Leasing Co., Inc.
                101 West City Avenue, Suite 2128
                P.O. Box 1050
                Bala Cynwyd, PA 19004
                Attn: Kenneth S. Shapiro, V.P.
                Fax: (610) 667-4591

If to TEC:      TEC America, Inc.
                4401-A Bankers Circle
                Atlanta, Georgia 30360
                Attn: Jeff Warren, Controller
                Fax: (404) 449-1152


a. Section headings appearing in this Agreement are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

b. The parties agree that this Agreement has been executed and delivered in, and shall be construed in accordance with the laws of the State of Georgia.

c. If at any time any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon and shall not impair the enforceability of any other provision of this Agreement.

d. This Agreement constitutes the entire agreement between the parties concerning the subject matter hereof and incorporates all representations made in connection with negotiation of the same.

e. The terms hereof may not be terminated, amended, supplemented or modified orally, but only by an instrument duly authorized and executed by each of the parties hereto.

f. This Agreement and any amendments hereto shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

g. This Agreement may be executed by one or more of the parties on any number of separate counterparts each of which counterparts shall be an original, but all of which when together shall be deemed to constitute one and the same instrument.

TEC AMERICA, INC.
BY:s/John W Canary
PRINT NAME:JOHN W CANARY
TITLE: President

WALNUT EQUIPMENT LEASING CO., INC.
BY: s/William Shapiro
PRINT NAME: WILLIAM SHAPIRO
TITLE:President